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                                                                   EXHIBIT 11

                            TEMPLATE SOFTWARE, INC.
                COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE

                                                                                           Nine Months
                                                                                             Ended
                                               Year Ended November 30,                     August 31,
                                               -----------------------                    -----------
                                           1993           1994           1995          1995         1996
                                           ----           ----           ----          ----         ----
                                                                                       (unaudited)
Net income (loss)                        $ (526,841)    $ (275,489)    $  327,092    $  189,287   $  725,833
                                           ========       ========        =======       =======      =======
Weighted average shares of common
  stock outstanding                       2,168,957      2,181,785      2,182,260     2,182,016    2,182,994

Weighted average effect of common
  stock equivalents (using the
  treasury stock method
  and the anticipated initial
  public offering price of
  $16.00 per share)                              --             --      1,469,018     1,231,707    1,469,048

Common shares issued within one
  year of initial filing                     64,014         64,014         64,014        64,014       64,014

Common stock equivalents issued
  within one year of initial filing         940,532        940,532        940,532       940,532      940,532
                                         ----------     ----------     ----------    ----------   ----------
                                          3,173,503      3,186,331      4,655,824     4,418,269    4,656,558
                                         ==========     ==========     ==========    ==========   ==========
Net income (loss) per common
  share                                  $    (0.17)    $    (0.09)    $     0.07    $     0.04   $     0.16
                                         ==========     ==========     ==========    ==========   ==========
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